EXHIBIT (C)(4)

AMENDMENT

to

DISTRIBUTION AND UNDERWRITING AGREEMENT

between

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

and

NYLIFE DISTRIBUTORS LLC

The DISTRIBUTION AND UNDERWRITING AGREEMENT (“Agreement”), dated as of April 27, 2006, by and between NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (“Insurance Company”), on behalf of itself and the VARIABLE SEPARATE ACCOUNTS listed in Attachment A (the “Separate Accounts”) established by Insurance Company, and NYLIFE DISTRIBUTORS LLC (the “Distributor”), is hereby amended effective as of March 6, 2015, as follows:

1. The third recital shall be deleted and replaced by the following:

“WHEREAS, certain variable life insurance and variable annuity contracts to be issued by Insurance Company and funded through the Separate Accounts (“Contracts”) are registered with the Commission under the Securities Act of 1933 (the “1933 Act”) for offer and sale to the public, and otherwise are in compliance with all applicable laws.”

2. All references to the “National Association of Securities Dealers, Inc.” and “NASD” shall be replaced by “Financial Industry Regulatory Authority” and “FINRA,” respectively.

3. Attachment A to the Agreement shall be deleted in its entirety and the attached Attachment A, shall be substituted in lieu thereof.

4. Section 19 of the Agreement shall be deleted and replaced by the following:

“Each notice required by this Agreement may be given by telephone or telefax and confirmed in writing. Notices shall be delivered as follows:

If to Insurance Company or the Separate Account:

New York Life Insurance and Annuity Corporation

Attention: David Cruz

Facsimile: (212) 576-5192

with a copy to:

Office of the General Counsel

New York Life Insurance Company

Attention: Trina Sandoval, Esq.

Facsimile: (212) 576-4958

If to the Distributor:

NYLIFE Distributors LLC

Attention: Brian D. Wickwire

Facsimile: (973) 394-3905

with a copy to:

Office of the General Counsel

New York Life Insurance Company

Attention: Mark Gomez, Esq.

Facsimile: (973) 394-4635

IN WITNESS WHEREOF, this Amendment is hereby executed by the authorized officers of the undersigned parties hereto as of the date first stated above.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	/s/ David Cruz
Name: David Cruz
Title: Senior Vice President

NYLIFE DISTRIBUTORS LLC

By:	/s/ Brian D. Wickwire
Name: Brian D. Wickwire
Title: Chief Operating Officer

Attachment A

Variable Separate Accounts

NYLIAC MFA Separate Account I

NYLIAC MFA Separate Account II

NYLIAC Variable Annuity Separate Account – I

NYLIAC Variable Annuity Separate Account – II

NYLIAC Variable Annuity Separate Account – III

NYLIAC Variable Annuity Separate Account – IV

NYLIAC Variable Universal Life Separate Account – I

NYLIAC Corporate Sponsored Variable Universal Life Separate Account – I

Variable Life Insurance (product no longer being offered)

3